Tango Therapeutics Reports Fourth Quarter and Full Year 2025 Financial Results

and Provides Business Highlights

Initial Phase 1/2 trial data of vopimetostat in combination with Revolution Medicines’ RAS(ON) inhibitors in MTAP-deleted pancreatic cancer in 2026 with continued robust patient enrollment

New clinical supply agreement with Erasca, plus ongoing Revolution Medicines collaboration, supports potential of vopimetostat as the preferred PRMT5 inhibitor for combination with RAS targeted therapies in oncology

Cash position of $343 million as of December 31, 2025, with runway into 2028 beyond anticipated key data inflection points

BOSTON, March 5, 2026 (GLOBE NEWSWIRE) -- Tango Therapeutics, Inc. (NASDAQ: TNGX), a clinical-stage biotechnology company committed to discovering and delivering the next generation of precision cancer medicines, today reported financial results for the fourth quarter and full year ended December 31, 2025, and provided business highlights.

“We enter 2026 with a clear focus on execution, building on the significant progress achieved across our development portfolio in 2025,” said Malte Peters, M.D., President and CEO of Tango Therapeutics. “Our lead clinical program, vopimetostat, continues to demonstrate best-in-class potential, and we are on track to launch our first pivotal study in 2L pancreatic cancer this year. Strong enrollment continues in the combination study with Revolution Medicines’ RAS(ON) inhibitors, and we are encouraged by the early safety and efficacy data. Given the differentiated profile of vopimetostat enabling the potential for efficacious and tolerable RAS inhibitor combinations, we have entered into a supply agreement with Erasca for its pan-RAS molecular glue ERAS-0015 to further explore the potential of vopimetostat as the preferred PRMT5 inhibitor for combination therapy in pancreatic cancer and other tumor types. These activities are supported by our robust balance sheet, which provides cash runway into 2028, and plans to allocate capital with discipline in areas where we are best positioned to create significant value for patients.”

Clinical Pipeline Updates

Vopimetostat – MTAP Selective Once-Daily PRMT5 Inhibitor

•
Pivotal Study in Pancreatic Cancer. The company is on track to initiate a pivotal study for vopimetostat monotherapy in 2L MTAP-del pancreatic cancer, with initiation anticipated in 2026.

•
Phase 1/2 RAS(ON) Inhibitors Combination Study. Robust enrollment in the vopimetostat + RAS(ON) inhibitors combination study in patients with 2L+ MTAP-del, RAS-mut pancreatic and lung cancer is ongoing. Vopimetostat combinations with either daraxonrasib or zoldonrasib have been well-tolerated to date with encouraging early efficacy data. Initial phase 1/2 data are anticipated in 2026 and may inform an innovative development path to a pivotal trial in 1L pancreatic cancer.
•
Clinical Supply Agreement. Today, the company announced that it has entered into a clinical trial collaboration and supply agreement to evaluate vopimetostat in combination with ERAS-0015, a pan-RAS molecular glue (Erasca) in a clinical trial.

Upcoming Expected Milestones

•
Initial phase 1/2 safety and efficacy data from combination trial with vopimetostat + daraxonrasib, and vopimetostat + zoldonrasib (Revolution Medicines) in 2026
•
Vopimetostat monotherapy phase 1/2 clinical data lung cancer update in 2026
•
Vopimetostat monotherapy 2L pancreatic cancer pivotal study start in 2026
•
TNG456 monotherapy phase 1/2 trial initial safety and efficacy data in 2026

Corporate Updates

•
Bolstered Regulatory Leadership. Today, the company announced the appointment of Philippe Serrano, Pharm.D., as its Chief Regulatory Officer. Mr. Serrano most recently served as SVP, head of global regulatory affairs at MorphoSys and held leadership roles in regulatory affairs at Baxter, Aventis, EMD Serono, Merck KgAA and NicOx and has brought multiple oncology products to market. He will be responsible for overseeing all regulatory activities and agency interactions at Tango.
•
CEO Succession. In January 2026, the company announced the retirement of its founding Chief Executive Officer, Dr. Barbara Weber. She was succeeded by Dr. Malte Peters, a distinguished leader with extensive clinical development and leadership experience who has served on the Tango Board of Directors since 2018. Dr. Peters will drive the next phase of company growth. Dr. Weber transitioned to the role of Executive Chair, which she will hold through 2026, after which she will serve as non-executive chair starting in 2027. Alexis Borisy, the former Board Chair, transitioned to Lead Independent Director.
•
Expanded Board of Directors. In January 2026, the company announced the appointment of Mr. Sung Lee to the Board of Directors. Mr. Lee has over 20 years of experience in finance leadership in the biopharmaceutical and technology industries and currently serves as Executive Vice President and Chief Financial Officer at Cytokinetics.

Financial Results

As of December 31, 2025, the Company held $343.1 million in cash, cash equivalents and marketable securities, which the Company expects to fund operations into 2028.

Collaboration revenue was $0 for the three months ended December 31, 2025, compared to $5.4 million for the same period in 2024, and $62.4 million for the twelve months ended December 31, 2025, compared to $30.0 million for the same period in 2024. All remaining deferred revenue under the Gilead collaboration were recognized as collaboration revenue during the third quarter of 2025 as a result of the truncation of the collaboration agreement, which concluded all research activities. Pursuant to the truncation of the collaboration agreement, no licensed programs were returned to the Company, all ongoing work at Gilead on licensed programs will continue and agreements for all future milestones and royalties remain in effect.

There was no license revenue for the three and twelve months ended December 31, 2025, compared to $0 and $12.1 million for the three and twelve months ended December 31, 2024, respectively. The license revenue recognized in the second quarter of 2024 is primarily due to licensing a drug discovery program to Gilead for $12.0 million during the period.

Research and development expenses were $32.1 million for the three months ended December 31, 2025, compared to $31.3 million for the same period in 2024, and $132.2 million for the twelve months ended December 31, 2025, compared to $143.9 million for the same period in 2024. The year-over-year change was due to decreased spend on discontinued clinical programs (TNG908 and TNG348) as well as lower TNG260 and discovery program expenses. This decrease was partially offset by increased spend for the advancement of vopimetostat, TNG456 and TNG961.

General and administrative expenses were $9.8 million for the three months ended December 31, 2025, compared to $9.1 million for the same period in 2024, and $41.5 million for the twelve months ended December 31, 2025, compared to $43.7 million for the same period in 2024. The year-over-year change was primarily due to decreased spend on personnel-related costs.

Net loss for the three months ended December 31, 2025 was $38.7 million, or $0.29 per share, compared to a net loss of $30.8 million, or $0.32 per share, in the same period in 2024. Net loss for the twelve months ended December 31, 2025 was $101.6 million, or $0.87 per share, compared to a net loss of $130.3 million, or $1.19 per share, in the same period in 2024.

About Tango Therapeutics

Tango Therapeutics is a clinical-stage biotechnology company dedicated to discovering novel drug targets and delivering the next generation of precision medicine for the treatment of cancer. Using an approach that starts and ends with patients, Tango leverages the genetic principle of synthetic lethality to discover and develop therapies that take aim at critical targets in cancer. For more information, please visit www.tangotx.com.

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements. Forward-looking statements generally relate to future events, Tango’s future operating performance and goals, the anticipated benefits of therapies and combination therapies (that include a Tango pipeline product), as well as the expectations, beliefs and development objectives for Tango’s product pipeline and clinical trials. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “intend”, “will”, “goal”, “estimate”, “anticipate”, “believe”, “predict”, “designed,” “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. For example, implicit or explicit statements concerning the following include or constitute forward-looking statements: Dr. Peters' statements in this press release and statements regarding: (i) the potential of the Company’s PRMT5 molecules, as both standalone treatments and in combination with RAS(ON)-inhibitors, including our belief that vopimetostat continues to demonstrate best-in-class potential; (ii) our expectations regarding the tolerability and efficacy of the combinations of vopimetostat with RAS(ON) inhibitors from Revolution Medicines, including our belief that the differentiated profile of vopimetostat enables the potential for efficacious and tolerable RAS inhibitor combinations; (iii) our plans and timelines for the initiation of a planned pivotal trial in second line MTAP-del pancreatic patients in 2026; (iv) our hope that vopimetostat could become the preferred PRMT5 inhibitor for combination therapies in pancreatic cancer and other tumor types; (v) our expectations around regulatory communications and decisions; (vi) our beliefs regarding the timing of upcoming clinical milestones and data disclosures, including our plans to disclose (i) initial safety and efficacy data from our Phase 1/2 clinical trial with vopimetostat + daraxonrasib and vopimetostat + zoldonrasib (Revolution Medicines) in 2026 and (ii) clinical data in lung cancer from vopimetostate monotherapy in 2026; (vii) expectations regarding the anticipated benefits of our molecules (viii) our plans and timing (including for enrollment and data disclosures) for our combination trials, including the ongoing Phase 1/2 clinical trial of vopimetostat with each of two RAS(ON) inhibitors from Revolution Medicines; (ix) the timing of enrollment and data readouts from our Phase 1/2 clinical trial in TNG456; (x) our anticipated cash runway; and (xi) the expected timing of: (a) development candidate declaration for certain targets; (b) initiating IND-enabling studies; (c) filing INDs; (d) clinical trial initiation, enrollment, dose escalation and dose expansion (including for combination studies such as our planned combination study with Erasca); (e) disclosing initial, interim, updated, additional and final clinical trial results (including for combination studies; and (f) the expected benefits of the Company's development candidates and other product candidates, including in combination. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Tango and its management, are inherently uncertain. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the benefits of product candidates seen in preclinical tests and analyses may not be evident when tested in later preclinical studies or in clinical trials or when used in broader patient populations (if approved for commercial sale); Tango has limited experience conducting clinical trials (and does and will continue to rely on a third party to operate its clinical trials) and may not be able to commence its clinical trials (including opening clinical trial sites, dosing the first patient, and continued enrollment and dosing of an adequate number of clinical trial participants) when expected, may not be able to continue dosing, initiate dose escalation and/or dose expansion on anticipated timelines, and may not generate or report clinical trial results (including final, initial, interim, updated clinical trial results or additional safety and efficacy data and the establishment of proof-of-mechanism and proof-of-concept) in the anticipated timeframe (or at all); future clinical trial data releases may differ materially from initial or interim data from our current and future clinical trials; Tango’s pipeline products may not be safe and/or effective in humans; Tango has a limited operating history and has not generated any revenue to date from product sales, and may never become profitable; other companies may be able to identify and develop product candidates more quickly than the Company and commercially introduce the product prior to the Company; the Company may not be able to identify development candidates on the schedule it anticipates due to technical, financial or other reasons; the Company may not be able to file INDs for development candidates on time, or at all, due to technical or financial reasons or otherwise; the Company may utilize cash resources more quickly than anticipated; the Company will need to raise capital in the future and if we are unable to raise capital when needed or on attractive terms, we would be forced to delay, scale back or discontinue some of our development programs or future commercialization efforts (which may delay filing of INDs, dosing patients, initiation of dose expansion, reporting clinical trial results and filing new drug applications); the Company may be unable to advance our preclinical development programs into and through the clinic for safety or efficacy reasons or commercialize our product candidates or we may experience significant delays in doing so as a result of factors beyond our control; the Company may not be able to realize the benefits of orphan drug or Fast Track designation (and such designations may not advance any anticipated approval timelines); the expected benefits of our product candidates in patients as single agents and/or in combination may not be realized; the Company may experience delays or difficulties in the initiation, enrollment, or dosing of patients in clinical trials or the announcement of clinical trial results, Tango may not identify or discover additional product candidates or may expend limited resources to pursue a particular product candidate or indication and fail to capitalize on product candidates or indications that may be more profitable or for which there is a greater likelihood of success; the Company’s product candidates may cause adverse or other undesirable side effects (or may not show requisite efficacy) that could, among other things, delay or prevent regulatory approval; our dependence on one or a limited number third parties for conducting clinical trials and producing drug substance and drug product (including drug substance, which is currently sole sourced); government regulation may negatively impact the Company’s business, including the potential approval of the BIOSECURE Act; the impact of trade restrictions such as sanctions or tariffs, legal actions or enforcement and inflation rates on our business, financial condition, and results of operations; inadequate funding for or disruptions at the U.S. Food and Drug Administration or other government agencies may slow the time necessary for new drugs to be reviewed and/or approved or prevent these agencies from performing business functions on which the operation of our business may rely (which could negatively impact our business); uncertainty around the U.S. presidential administration's approach to governmental agencies and/or product candidate approvals may present challenges for our business or create a more costly environment in which to pursue the development of new therapeutic candidates; our success depends on our ability to obtain and maintain patent and other proprietary protection for our technology and product candidates; and the scope of intellectual property protection obtained may not be sufficiently broad. Additional information concerning risks, uncertainties and assumptions can be found in Tango’s filings with the Securities and Exchange Commission (SEC), including the risk factors referenced in Tango’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as supplemented and/or modified by its most recent Quarterly Report on Form 10-Q. You should not place undue reliance on forward-looking statements in this press release, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. Tango specifically disclaims any duty to update these forward-looking statements.

Investors and Media:

Elizabeth Hickin
IR@tangotx.com
media@tangotx.com

Consolidated Statements of Operations

(In thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Collaboration revenue	$—	$5,431	$62,384	$29,969
License revenue	—	—	—	12,100
Total revenue	—	5,431	62,384	42,069
Operating expenses:
Research and development	32,101	31,339	132,165	143,918
General and administrative	9,763	9,105	41,508	43,746
Total operating expenses	41,864	40,444	173,673	187,664
Loss from operations	(41,864)	(35,013)	(111,289)	(145,595)
Other income, net	3,164	4,297	9,699	15,501
Loss before income taxes	(38,700)	(30,716)	(101,590)	(130,094)
Provision for income taxes	(49)	(47)	(4)	(208)
Net loss	$(38,749)	$(30,763)	$(101,594)	$(130,302)

Net loss per common share – basic and diluted	$(0.29)	$(0.32)	$(0.87)	$(1.19)
Weighted average number of common shares outstanding – basic and diluted	131,590,895	97,223,183	116,166,187	109,226,731

Consolidated Balance Sheets

(In thousands)

	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$112,279	$69,530
Marketable securities	230,859	188,387
Restricted cash	428	—
Prepaid expenses and other current assets	10,190	8,426
Total current assets	353,756	266,343
Property and equipment, net	6,868	8,102
Operating lease right-of-use assets	35,624	39,476
Restricted cash, net of current portion	2,139	2,567
Other assets	303	4
Total assets	$398,690	$316,492
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,182	$1,601
Accrued expenses and other current liabilities	17,759	16,497
Operating lease liabilities	2,738	2,454
Deferred revenue	—	17,618
Total current liabilities	21,679	38,170
Operating lease liabilities, net of current portion	30,832	34,039
Deferred revenue, net of current portion	—	44,766
Total liabilities	52,511	116,975
Total stockholders’ equity	346,179	199,517
Total liabilities and stockholders’ equity	$398,690	$316,492